Bruker Completes Acquisition of Molecular Diagnostics Innovator ELITech

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ELITech is a differentiated, fast growing and profitable provider of systems and assays for molecular diagnostics (MDx), biomedical systems/specialty IVD, and microbiology
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ELITech offers the proprietary, fully automated sample-to-answer (S2A) systems InGenius® and BeGenius® for molecular testing in mid-sized hospitals
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Diversified ELITech MDx assay portfolio focused on esoteric infectious disease testing
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ELITech has its R&D, manufacturing and commercial focus on Europe and the Americas

TORINO, Italy – May 2nd, 2024: Bruker Corporation (Nasdaq: BRKR) is pleased to announce the closing of its acquisition of ELITechGroup (“ELITech”) for €870 million in cash, excluding the carved out ELITech clinical chemistry business. ELITech is a differentiated, fast growing and profitable provider of systems and assays for molecular diagnostics (MDx), biomedical systems/specialty IVD, and microbiology, with FY 2023 revenue of approximately EUR 150 million, and more than 80% consumables revenue.

“We are very pleased to welcome ELITech to Bruker,” said Frank H. Laukien, Bruker’s President and CEO. “The ELITech molecular diagnostics sample-to-answer platforms for viral infection and other esoteric MDx assays complement our MALDI Biotyper® platform for bacterial and fungal identification. The combined offerings establish Bruker as an innovative and growing infectious disease specialist in the in-vitro diagnostics (IVD) market.”

“Bruker’s portfolio is a perfect strategic fit for ELITech’s products,” said Dr. Christoph Gauer, the CEO of ELITech. “Both companies share a passion for innovation, and both have a history of bringing disruptive products to the IVD market. The ELITech team is very much looking forward to becoming part of the Bruker family.”

Going forward, ELITech will become the Bruker Molecular Diagnostics business within the Bruker Microbiology & Infection Diagnostics division of the Bruker CALID Group. For the remainder of 2024, Bruker expects the ELITech business to generate approximately $100 million of revenues within Bruker, with non-GAAP EBIT margins above 20%, and FY 2024 accretion of $0.08 - $0.10 to Bruker’s non-GAAP EPS, after acquisition financing costs.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” regarding Bruker’s acquisition of ELITechGroup. All statements, other than statements of historical facts, including statements concerning Bruker’s expectations regarding the ELITech business’ fiscal year 2024 financial outlook, including its revenues, non-GAAP EBIT margins and non-GAAP EPS accretion from the combined business; Bruker’s and NanoString’s plans, objectives, goals, beliefs, strategy and strategic objectives, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” or “will” or the negatives of these terms or variations of them or similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties include, but are not limited to, Bruker’s ability to integrate the ELITech business and achieve the expected synergies; risks relating to the potential diversion of management’s attention from Bruker’s ongoing business operations; the risk that any announcements relating to the transaction could have adverse effects on the market price of Bruker’s common stock; and the risk that Bruker’s financial results may not be consistent with current guidance or that Bruker may not reliably predict the impact of the acquisition on its financial results or guidance. For further discussion of these and other risks and uncertainties, see Bruker’s most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, Bruker does not undertake any duty to update forward-looking statements to reflect events after the date of this press release.

Investor Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663-3660 x1479

E: Investor.Relations@bruker.com